EXHIBIT 23(1)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 8, 1996 (except with respect to the matter discussed in Note 9, as to which the date is July 27, 1996) on the financial statements of Montgomery Ward Direct L.P. as of December 30, 1994 and December 29, 1995 and for the three years in the period ended December 29, 1995, into this Form 8-K and into the Company's previously filed registration statement File Nos. 33-68646, 33-68648, 33-86616 and 33-93006.


                                             Arthur Andersen LLP


Minneapolis, Minnesota,
     December 12, 1996